Exhibit 10.4

A.D.A.M.

                                 March 17, 2004


A.D.A.M., Inc.
1600 RiverEdge Parkway
Suite 100
Atlanta, Georgia 30328
ATTN: Compensation Committee

     Re: Amended and Restated Employment Agreement (the "Employment Agreement") between A.D.A.M., Inc. (the "Company") and the undersigned dated October 1, 2002 (capitalized terms used in this letter and not defined shall have the meanings assigned in the Employment Agreement)

Gentlemen:

     On October 1, 2002 my Employment Agreement was amended and restated to among other things provide for a bonus and method of payment. Upon subsequent review with the Compensation Committee, it was determined that the total amount of bonus to be earned was incorrect. The correct total bonus amount should have been $289,175.52. Such amount would be earned as of the bonus payment date defined in the Employment Agreement. The correct bonus payment date and amount of bonus schedule is as follows:

         Bonus Payment Date                                   Amount of Bonus
         ------------------                                   ---------------
         May 29, 2003                                         $ 78,866.04
         May 29, 2005                                         $105,154.24
         May 29, 2006                                         $105,154.24
                                                              -----------
                                                              $289,174.52

     As of December 31, 2003, I have been paid by the Company as reported on Form W-2, the full amount earned for the 2003 bonus payment date.

     This letter supercedes the bonus schedule in Section 2.2 of the Employment Agreement.

                                                       Very Truly Yours,

                                                       /s/ Robert S. Cramer, Jr.

                                                       Robert S. Cramer, Jr.


1600 RiverEdge Parkway, Suite 100, Atlanta, Georgia 30328
T 770 980 0888 F 770 955 3088 www.adam.com Nasdaq: ADAM